Filed Pursuant to Rule 424(b)(5)

Registration No. 333-254458

Prospectus Supplement

(To Prospectus Dated March 26, 2021)

Up to $25,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”), with B. Riley Securities, Inc. (“B. Riley Securities”), relating to the sale of shares of our common stock, no par value, offered by this prospectus supplement. We previously entered into the Sales Agreement in connection with our prior sale of $25.0 million in shares of our common stock, and we and B. Riley Securities have agreed that the Sales Agreement will govern the sale of an additional $25.0 million in shares of our common stock. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell our common stock having an aggregate offering price of up to $25.0 million from time to time through or to B. Riley Securities, acting as our sales agent or principal.

Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”), under the symbol “BSQR.” On July 2, 2021, the closing sale price of our common stock on NASDAQ was $3.98 per share. During the year ended December 31, 2020, the high and low closing prices per share of our common stock were $1.83 and $0.93, respectively, with an intraday high of $2.00 and an intraday low $0.83 per share. In 2021, through June 30, 2021, the high and low closing prices per share of our common stock were $8.40 and $1.44, respectively, with an intraday high of $11.83 and an intraday low of $1.40. We have recently experienced price volatility in our stock and, while we are continuing to execute our business strategy, we have not had any recent change in our financial condition or results of operations that is consistent with the recent change in our stock price.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). While there is no requirement that B. Riley Securities sell any specific number or dollar amount of securities, it will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

B. Riley Securities will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is July 7, 2021.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 26, 2021, provides more general information about our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement controls. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined, together with any information incorporated by reference.

You may rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and B. Riley Securities, Inc., or B. Riley Securities, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you may not rely on it. We are not, and B. Riley Securities is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We urge you to read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein or incorporated herein by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 which are incorporated herein by reference, and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, and it may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the offering as well as information regarding our business. We urge you to read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. If you invest in our common stock, you are assuming a high degree of risk. See “Risk Factors” beginning on page S-7.

Unless the context indicates otherwise or we expressly state to the contrary, as used in this prospectus supplement and the accompanying prospectus, the terms “Bsquare,” “we,” “us” or “our” refer to BSQUARE Corporation.

Overview

Bsquare is a software and services company that designs, configures, and deploys technologies that solve difficult problems for manufacturers and operators of connected devices. Our customers choose Bsquare to help realize the promise of the Internet of Things (“IoT”) to transform their businesses. Our products include software that connect devices to create intelligent systems that are cloud-enabled, contribute critical data, and facilitate distributed control and decision making. Our services include 24/7 IoT operations that allow our customers to focus on their businesses while we take care of security, monitoring, and general technology updates. The opportunity to help companies explore and capture the value of IoT is attractive and growing. In the last two years alone, we helped hundreds of companies deploy and manage over two million devices. We operate large IoT systems for our customers with device fleets that range in size and complexity. We believe we offer a unique combination of expertise in device-level solutions, embedded operating systems, and IoT services and software that is valued by a global customer base, from start-ups to Fortune 100 companies, across a diverse set of industries.

Since our founding in 1994, Bsquare has been at the intersection of hardware and software. Today, that intersection is the “edge” where cloud-enabled devices connect to create intelligent systems, creating new demands for software, deployment, and operations. Bsquare is meeting those demands, making intelligent systems possible. We believe our technology is making people more productive, improving quality of life, and reducing demands on the resources of our planet.

Embedded Operating System Software and Services

Customers engage us because of our technical expertise in device operating system (“OS”) image development and configuration, device software development and testing, and embedded and mobile systems design. Our long and successful history as a Microsoft Corporation (“Microsoft”) embedded OS distribution and technology partner is a source of many customer opportunities and a pillar of our reputation in the IoT ecosystem. We believe working with Bsquare engineers can result in shorter development cycles, faster time-to-market, lower overall development costs, and a more robust product. Our software and configuration services are designed to help ensure that our customers’ devices are secure, updateable, and operable as part of a connected IoT system. A decade ago, our customers typically built devices on a single OS. Today, they increasingly have a multi-OS product strategy. Accordingly, we believe that the need for our embedded OS expertise and services is expanding.

Embedded OS Market

Our target market for OS software and services includes makers of connected, intelligent devices such as point-of-sale terminals, kiosks, tablets and handheld data collection devices, smart vending machines, automated teller machines, essential equipment in buildings and facilities environments, digital signs, and in-vehicle telematics and entertainment devices. These devices work on a variety of operating systems, including the most common: Windows IoT, Android, and Linux. They are deployed in various cloud environments, such as Microsoft Azure, Amazon Web Services (“AWS”), or Google Cloud, and are typically connected to a network via a wired or wireless connection. Our customers for these smart devices include world-class original equipment manufacturers (“OEMs”), original design manufacturers, silicon vendors, and peripheral vendors.

IoT Software and 24/7 Operations Services

Our customers’ devices are frequently components of complicated operating networks, creating new requirements for updating, maintaining and evolving the capabilities of devices in the fleet. Once configured and deployed, this device fleet then becomes part of an operational environment that requires long-term attention to the myriad challenges of IoT operations. In short, devices can no longer simply be sold, installed, and then forgotten. These demands have created operational burdens that are challenging to meet through traditional technologies and support models. For that reason, our customers are increasingly relying on Bsquare’s extensive experience developing, deploying, and operating large IoT systems at scale. Our experience using Microsoft Azure and AWS cloud services is an asset we believe to be seldom found inside a customer’s technology team. We believe outsourcing fleet management and 24/7 operations services to Bsquare can result in lower system development costs, greater security, better maintainability, lower operating costs, and improved return on investment for a customer’s IoT system. We have built and now operate 24/7 mission critical IoT systems for customers of varying size and complexity, and we believe the software and processes we have used to achieve this success may be a sustainable competitive advantage and a potential opportunity for new revenue.

IoT Software and Services Market

Our target market for our IoT software and services includes our OS and software OEM customers as well as companies that purchase from those OEMs and operate their devices as a fleet. This market represents business and industrial segments in a wide range of vertical markets such as retail, point of sale, medical equipment, gaming, buildings and facilities management, manufacturing, robotics, autonomous vehicles, utility management, and transportation. The IoT market continues to evolve as companies understand the possibilities and economics of IoT technology and operations. Increasingly, customers are realizing that IoT operations are not core competencies of their business and that outsourcing operations can lower costs, reduce downtime, and mitigate the reputational risk of security and operational failures.

Bsquare Solutions Suite

We provide a suite of software, tools, and services to our customers that are packaged based on technical and business requirements that includes:

Embedded OS and System Software Sales and Support

Bsquare resells Windows IoT, Windows Embedded, and Windows Server IoT software as well as system utility software for Adobe and McAfee. We provide license compliance services, technical support, and manufacturing support.

OS Configuration Services

We consult with customers to create a manufacturable image for a specific version of OS software (Windows IoT, Linux, and Android) based on the unique requirements of the hardware and the intended operating environment. Our software and services are designed to help ensure the system is secure, recoverable, maintainable, upgradable, and operable as part of an intelligent system.

Fleet Transition Services

Our software tools and professional services help transition a collection of devices to a specific OS and software configuration in preparation for management and operations as part of an intelligent system. We work with companies to understand and bring together multiple versions of OS software and hardware, connectivity, security, personnel, operating hours, and other factors that could affect previously deployed equipment.

IoT Transition

Bsquare offers software utilities and professional services to migrate a fleet of devices to 24/7 IoT operations, allowing individual device and system performance to be managed centrally and integrated into existing business systems.

24/7 IoT Operations

Our outsourced IoT operations services include 24/7 infrastructure monitoring, automated issue escalation, incident response and troubleshooting, management protocols, uptime and service level reporting, and cloud instance management.

Data Engineering

We offer services to assist customers with the development and implementation of IoT systems and data-driven operations, including machine learning and predictive analytics that allow IoT systems to operate as an intelligent system.

Software Distribution

We maintain distribution agreements with multiple third-party software vendors. Our ability to resell these third-party software products, whether as stand-alone products or in conjunction with our own proprietary software and engineering service offerings, provides our customers with a comprehensive solution for their device project needs:

●

Microsoft: For over 20 years, we have been a Microsoft Authorized Distributor of Windows Embedded and IoT operating system software and licenses, including major product families such as Windows 10 IoT Enterprise, Windows Server IoT, and SQL Server IoT. We are also authorized to sell Windows IoT operating systems in Canada, the United States, Argentina, Brazil, Chile, Mexico, Peru, Venezuela, Puerto Rico, Columbia, and several Caribbean countries.

●	Adobe: We are an authorized distributor for Adobe Flash technologies and Adobe Reader. We have the right to distribute Adobe Flash Lite licenses on a worldwide basis.

●	McAfee: We are an authorized distributor of McAfee security software in North America.

The majority of our revenue continues to be derived from reselling Microsoft Windows Embedded and IoT operating system software to device makers.

Recent Developments

Our financial statements for the three months ended June 30, 2021 are not yet available. Accordingly, the information presented below reflects our preliminary estimates subject to the completion of our financial closing procedures. As a result, these preliminary estimates may differ from the actual results that will be reflected in our financial statements when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

Our expectations with respect to our preliminary estimates for the three months ended June 30, 2021 are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

We estimate our total revenue for the three months ended June 30, 2021 will range from $10.6 million to $10.8 million, including approximately $9.9 million to $10.0 million in Partner Solutions revenue and approximately $0.7 million to $0.8 million in Edge to Cloud revenue. We estimate that we used approximately $1.1 million of cash in the quarter ended June 30, 2021, reflecting investments in growing our business and the timing of customer payment receipts. Our cash balance as of June 30, 2021 includes approximately $0.3 million in net proceeds from our sales of shares of common stock in April 2021 under our prior prospectus supplement dated April 2, 2021 for our offering of up to $25.0 million (the “Prior Offering”).

In addition, although we expect to experience an operating loss for the three months ended June 30, 2021, we are not able to provide an estimate of such results at this time. We expect our operating loss for the three months ended June 30, 2021 to be in-line with or decrease compared to the three months ended June 30, 2020 and to increase compared to the three months ended March 31, 2021.

Pursuant to our Prior Offering, starting on June 30, 2021 through July 6, 2021 we sold an estimated 5,031,066 shares of common stock generating approximately $23.9 million in net proceeds. Total net proceeds from the Prior Offering are estimated to be $24.2 million from the sale of an estimate of 5,139,145 shares of our common stock.

We were notified on June 30, 2021 that the Small Business Administration (“SBA”) authorized full forgiveness of our $1.6 million Paycheck Protection Program (“PPP”) Loan. This forgiveness will remove the associated current liability from our balance sheet and will be recognized on our income statement as a gain upon debt extinguishment (non-operating income). Our estimates of financial performance described herein are not affected by the SBA’s decision of full PPP Loan forgiveness.

Available Information

We were incorporated in the State of Washington in July 1994. Our principal office is located at 1415 Western Ave, Suite 700, Seattle, Washington 98101, and our telephone number is (425) 519-5900. Our website address is www.bsquare.com. Information contained on or that can be accessed through our website is not a part of this prospectus supplement.

We electronically file with or furnish to the Securities and Exchange Commission (“SEC”) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make available on our website, free of charge, copies of these reports, as soon as reasonably practicable after electronically filing such reports with, or furnishing them to the SEC.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25.0 million.

Common stock to be outstanding after this offering

19,579,557 shares of our common stock, based on an assumed public offering price of $3.98 per share for aggregate proceeds of up to $25.0 million. The actual number of shares we sell will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to B. Riley Securities, Inc., as sales agent or principal. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors.”

NASDAQ symbol	“BSQR”

The number of shares of common stock to be outstanding after this offering is based on 13,298,150 shares of common stock outstanding as of March 31, 2021, and excludes, in each case as of March 31, 2021:

•	800,338 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $2.76 per share;

•	109,798 shares of common stock issuable upon the vesting of outstanding restricted stock units; and

•	3,631,851 shares of common stock reserved for issuance under the Fourth Amended and Restated Stock Plan, as amended, and the 2011 Inducement Award Plan.

•	5,139,145 shares of our common stock sold subsequent to March 31, 2021 pursuant to our Prior Offering.

Unless otherwise stated, all information contained in this prospectus supplement, including the number of shares of common stock to be outstanding after this offering, reflects an assumed public offering price of $3.98 per share, which was closing price per share of our common stock on the NASDAQ on July 2, 2021.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent annual report on Form 10-K as revised and supplemented by our Quarterly Reports on Form 10-Q filed since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference herein, and any subsequent reports we file after the date of this prospectus, which are incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

Our common stock has experienced and may continue to experience price and volume fluctuations, which could cause you to lose a significant portion of your investment, lead to costly litigation for us and interfere with our efforts to grow our business.

Stock markets are subject to significant price and volume fluctuations that may be unrelated to the operating performance of particular companies, and accordingly the market price of our common stock may frequently and meaningfully change. For example, during the year ended December 31, 2020, the high and low closing prices per share of our common stock were $1.83 and $0.93, respectively, with an intraday high of $2.00 and an intraday low $0.83 per share. In 2021, through June 30, 2021, the high and low closing prices per share of our common stock were $8.40 and $1.44, respectively, with an intraday high of $11.83 and an intraday low of $1.40. We have not had any recent change in our financial condition or results of operations that is consistent with the recent change in our stock price. In addition, the market price of our common stock has fluctuated and may continue to fluctuate substantially due to a variety of other factors, including quarterly fluctuations in our results of operations (including as a result of fluctuations in our revenue), our ability to execute on our current growth strategy in a timely fashion, announcements about technological innovations or new products or services by us or our competitors, market acceptance of new products and services offered by us, developments in the IoT market, changes in our relationships with our suppliers or customers, our ability to meet analysts’ expectations, changes in the information technology environment, changes in earnings estimates by analysts, sales of our common stock by existing holders and the loss of key personnel. Possible exogenous incidents and trends may also impact the capital markets generally and our common stock prices specifically, such as foreign and cross border altercations, political unrest, cyberterrorism on a global scale, and disruptive weather systems. The timing of your purchase of our common stock relative to fluctuations in its trading price may result in you losing all or a significant portion of your investment.

In the past, following periods of volatility in the market price of a company’s stock, class action securities litigation has often been instituted against such companies. Litigation may arise out of facts and circumstances, or disclosure relating thereto, that we do not currently regard as material. For example, in 2021, we pre-released our expected financial results for the first quarter of 2021, we announced that our shareholders approved amended and restated articles of incorporation then retracted the filing, and we pre-released our expected financial results for the second quarter of 2021. We have also recently sold shares in the public markets during periods of volatile market activity. Such volatility may entice shareholders to challenge our disclosure, whether or not they are correct. Any litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which would interfere with our ability to execute our business plan, sell our software and services, and otherwise materially adversely affect our business, financial condition and operating results.

Our common stock may become the target of a “short squeeze.”

In 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

We cannot specify with certainty all of the particular uses of the net proceeds of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may use the net proceeds for purposes that may not improve our financial condition or market value. Our failure to apply the net proceeds of this offering effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital. Pending their use, we intend to invest the net proceeds from the offering in investment-grade, interest-bearing instruments, such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $25.0 million of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” for more information about the possible adverse effects of our sales under the Sales Agreement.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate and substantial dilution.

If the offering price per share you pay in this offering exceeds the net tangible book value per share of our common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming we sell an aggregate amount of $25.0 million in this offering at an assumed public offering price of $3.98 per share, the closing price per share of our common stock on the NASDAQ on July 2, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution in net tangible book value of $2.34 per share, representing a difference between the assumed public offering price per share and our as-adjusted net tangible book value per share after this offering. To the extent that outstanding options are exercised or outstanding restricted stock units vest and settle, investors purchasing our common stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, shareholders must rely on appreciation of the value of our common stock for any return on their investment.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations, and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 10-K, 10-Q and 8-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying base prospectus or any related issuer free writing prospectus.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25.0 million from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. We may not be able to sell any shares under or fully utilize the Sales Agreement with B. Riley Securities as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Pending their use, we intend to invest the net proceeds from the offering in investment-grade, interest-bearing instruments, such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We expect to retain available cash to finance ongoing operations and the potential growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, business prospects and other factors our board of directors may deem relevant, and subject to the restrictions contained in any future financing instruments.

DILUTION

If the offering price per share you pay in this offering exceeds the net tangible book value per share of our common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering. Our net tangible book value as of March 31, 2021 was approximately $7.9 million, or $0.60 per share. Net tangible book value per share represents our tangible assets less total liabilities, all divided by the number of shares of our common stock outstanding as of March 31, 2021.

After giving effect to the sale of our common stock in the aggregate amount of $25.0 million in this offering at an assumed public offering price of $3.98 per share, the closing price per share of our common stock on the NASDAQ on July 2, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2021 would have been approximately $32.1 million, or $1.64 per share. This represents an immediate increase in net tangible book value of $1.04 per share to existing shareholders and immediate dilution in net tangible book value of $2.34 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$3.98
Net tangible book value per share as of March 31, 2021	$0.60
Increase in net tangible book value per share attributable to the offering	1.04
As-adjusted net tangible book value per share after this offering	1.64
Dilution per share to new investors		$2.34

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $3.98 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25.0 million is sold at that price, would cause our as-adjusted net tangible book value per share after the offering to be $1.75 per share and would increase the dilution in as-adjusted net tangible book value per share to new investors to $3.23 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $3.98 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25.0 million is sold at that price, would cause our as-adjusted net tangible book value per share after the offering to be $1.48 per share and would decrease the dilution in net tangible book value per share to new investors to $1.50 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options are exercised or outstanding restricted stock units vest and settle, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The number of shares of common stock to be outstanding after this offering is based on 13,298,150 shares of common stock outstanding as of March 31, 2021, and excludes, in each case as of March 31, 2021:

•	800,338 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $2.76 per share;

•	109,798 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	3,631,851 shares of common stock reserved for issuance under the Fourth Amended and Restated Stock Plan, as amended, and the 2011 Inducement Award Plan; and

•	5,139,145 shares of our common stock sold subsequent to March 31, 2021 pursuant to our Prior Offering.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with B. Riley Securities under which we may issue and sell our common stock from time to time through or to B. Riley Securities acting as sales agent or principal. Sales of shares of our common stock, if any, under this prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct B. Riley Securities not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or B. Riley Securities may suspend the offering of common stock upon notice and subject to other conditions.

B. Riley Securities will offer our common stock, if any, subject to the terms and conditions of the Sales Agreement as agreed upon by us and B. Riley Securities. Each time we wish to issue and sell common stock under the Sales Agreement, we will notify B. Riley Securities of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed B. Riley Securities, unless B. Riley Securities declines to accept the terms of the notice, B. Riley Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley Securities under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay B. Riley Securities commissions for its services in acting as sales agent in the sale of common stock at a commission rate equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse B. Riley Securities for certain specified expenses, including the reasonable and document out-of-pocket fees and disbursements of its counsel in an amount not to exceed (i) $40,000 and (ii) $2,500 per quarter thereafter in connection with certain updates that may be needed. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to B. Riley Securities under the terms of the Sales Agreement, will be approximately $100,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and B. Riley Securities in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock subject to this prospectus supplement, or (ii) termination of the Sales Agreement as provided therein.

B. Riley Securities and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, B. Riley Securities will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part.

LEGAL MATTERS

DLA Piper LLP (US), Seattle, Washington will pass for us upon the validity of the securities being offered by this prospectus supplement. B. Riley Securities is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Bsquare Corporation and its wholly-owned subsidiaries included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this registration statement and prospectus supplement the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•

Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2021 Annual Meeting of Stockholders;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 13, 2021;

•

Our Current Report on Form 8-K filed with the SEC on January 15, 2021; our Current Report filed with the SEC on April 2, 2021, our Current Report filed with the SEC on May 13, 2021, our Current Report filed with the SEC on June 16, 2021 (the “June 16, 2021 Form 8-K”), as amended by our Current Report on Form 8-K/A dated June 30, 2021 amending the June 16, 2021 Form 8-K; and our Current Report filed with the SEC on June 30, 2021; and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 15, 1999, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests must be directed to: Bsquare Corporation, 1415 Western Ave, Suite 700, Seattle, WA 98101, Telephone: (425) 519-5900.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $50.0 million in the aggregate of common stock, preferred stock, debt securities, warrants to purchase shares of common stock or preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. Please read carefully this prospectus, the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market, LLC under the symbol “BSQR.” On March 15, 2021, the last reported sale price of our common stock was $5.98 per share. On December 30, 2020, the last reported sale price of our common stock was $1.55 per share, and during the year ended December 31, 2020 the high and low closing prices were $1.83 and $0.93 per share, respectively. We have recently experienced price volatility in our stock and, while we are continuing to execute our business strategy, we have not had any recent changes in our financial condition or results of operations that is consistent with the recent change in our stock price.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference into this prospectus, as updated by the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, please see the section titled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50.0 million.

This prospectus provides a general description of the securities we may offer. Each time we sell securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You may rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website or at its offices described in the section of this prospectus titled “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, please carefully read this entire prospectus and the documents incorporated by reference into this prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the related notes incorporated by reference into this prospectus. In this prospectus, unless the context otherwise requires, the terms “Bsquare,” “we,” “us” or “our” refer to BSQUARE Corporation.

Overview

Bsquare is a software and services company that designs, configures, and deploys technologies that solve the most difficult problems for manufacturers and operators of connected devices. Our customers choose Bsquare to help realize the promise of the Internet of Things (“IoT”) to transform their businesses. Our products include software that connect devices to create intelligent systems that are cloud-enabled, contribute critical data, and facilitate distributed control and decision making. Our services include 24/7 IoT operations that allow our customers to focus on their businesses while we take care of security, monitoring, and general technology updates. The opportunity to help companies explore and capture the value of IoT is attractive and growing. In the last two years alone, we helped hundreds of companies deploy and manage over two million devices. We operate large IoT systems for our customers with device fleets that range in size and complexity.  We believe we offer a unique combination of expertise in device-level solutions, embedded operating systems, and IoT services and software that is valued by a global customer base, from start-ups to Fortune 100 companies, across a diverse set of industries.

Since our founding in 1994, Bsquare has been at the intersection of hardware and software. Today, that intersection is the “edge” where cloud-enabled devices connect to create intelligent systems, creating new demands for software, deployment, and operations. Bsquare is meeting those demands, making intelligent systems possible. We believe our technology is making people more productive, improving quality of life, and reducing demands on the resources of our planet.

Corporate Information

We were incorporated in the State of Washington in July 1994. Our principal executive offices are located at 1415 Western Ave, Suite 700, Seattle, WA 98101. Our telephone number is (425) 519-5900. Our website address is www.bsquare.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and references to our website in this prospectus are inactive textual references only.

The Securities We May Offer

Under this prospectus, we may, from time to time in one or more offerings, offer and sell up to $50.0 million in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prices and terms of our offer and sale of such securities will be determined by market conditions at the time of offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

The following is a general summary of the securities we may offer with this prospectus. For more specific information regarding any offering of securities, please read the prospectus supplement and any free writing prospectus that we may authorize to be provided to you in connection with a particular offering, together with any exhibits that may be filed setting forth the terms of the securities.

Common Stock

Our Articles of Incorporation currently authorize the issuance of up to 37,500,000 shares of common stock, no par value.  As of December 31, 2020, 13,235,038 shares of common stock, no par value, were outstanding.  The holders of our common stock are entitled to one vote for each share held on all matters submitted to shareholders for a vote. The holders of our common stock are not entitled to cumulative voting rights. Holders of our common stock are entitled to receive any dividends declared by our board of directors out of funds legally available for that purpose on a pro rata basis, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Our Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of preferred stock, no par value. We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges, and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into common stock. In this prospectus, we refer to debt securities having any or all of these features as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Our board of directors will determine the terms of each series of debt securities we may offer.

Warrants

We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may issue the warrants by themselves or together with shares or common stock or preferred stock or with debt securities, and the warrants may be attached to or separate from any offered securities. Our board of directors will determine the terms of the warrants, including the class and number of underlying shares, the purchase price and any other rights and privileges, which will be set forth in the form of warrant or the warrant agreement and warrant certificate.

Units

We may offer units comprised of any combination of our common stock, preferred stock, debt securities or warrants to purchase any of these securities, in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent, which will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Bsquare Corporation. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) the following:

●	risks associated with the operation of our business generally, including:

o	customer demand for our services and solutions;

o	maintaining a balance of our supply of skills and resources with customer demand;

o	effectively competing in a highly competitive market;

o	protecting our customers’ and our data and information;

o	risks from international operations including fluctuations in exchange rates;

o	obtaining favorable pricing to reflect services provided;

o	adapting to changes in technologies and offerings;

o	risk of loss of one or more significant software vendors;

o	making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;

o	maintaining effective internal controls; and

o	changes to tax levels, audits, investigations, tax laws or their interpretation;

●	the impact of the general economy and economic and political uncertainty on our business;

●	risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;

●	risks associated with managing growth organically and through acquisitions;

●

risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;

●	legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and

●	the risks detailed from time to time within our filings with the SEC.

In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so, and we disclaim any obligation to do so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our securities offered hereby for working capital and general corporate purposes, which may include capital expenditures, debt repayment, research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, shares of common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, or any combination of the foregoing, either individually or in units. We may offer up to $50.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. This prospectus provides a general description of the securities we may offer. Each time we offer securities under this prospectus, we will, to the extent required by law, provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Articles of Incorporation and Bylaws, each of which have been filed with the Securities and Exchange Commission. This description also summarizes relevant provisions of Washington law. We encourage you to read our Articles of Incorporation, Bylaws and the applicable provisions of Washington law for additional information.

General

As of the date of this prospectus, our Articles of Incorporation authorize us to issue 37,500,000 shares of common stock, without par or ascribed value, and 10,000,000 shares of preferred stock, without par or ascribed value, all of which shares of preferred stock are undesignated. As of December 31, 2020, 13,235,038 shares of common stock were outstanding an no shares of preferred stock were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to shareholders for a vote. The holders of our common stock are not entitled to cumulative voting rights. Holders of our common stock are entitled to receive any dividends declared by our board of directors out of funds legally available for that purpose on a pro rata basis, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share in all assets remaining on a pro rata basis after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Our common stock is traded on The NASDAQ Stock Market, LLC under the symbol “BSQR.”

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is Post Office Box 1342, Brentwood, New York 11717.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders (unless required by Nasdaq rules), to issue up to the authorized amount of shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. No shares of preferred stock have been issued or are outstanding as of the date of the filing of this registration statement. If we sell any series of preferred stock under this prospectus, we will file a certificate of designation relating to that series, which will be incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement will describe:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●

whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Antitakeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and Washington Law

Certain provisions of our Articles of Incorporation, Bylaws and Washington law may discourage, delay or prevent a change in the control of us or a change in our management, even if doing so would be beneficial to our shareholders. The existence of these anti-takeover provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. Our board of directors has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily with terms calculated to delay or prevent a change in control of our company or make removal of our management more difficult. In addition, our board of directors is divided into three classes. The directors in each class serve for three-year terms, one class being elected each year by our shareholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of our company because it generally makes it more difficult for shareholders to replace a majority of our directors.

Unanimous Written Consent of Shareholders

Washington law limits the ability of shareholders to act by written consent by requiring unanimous written consent for shareholder action to be effective. This limit may lengthen the amount of time required to take shareholder actions and would prevent the amendment of our Articles of Incorporation, our Bylaws or removal of directors by our shareholders without holding a meeting of shareholders.

Meetings of Shareholders

Our Articles of Incorporation and our Bylaws provide that only the Chairman of the board of directors, the President of the Corporation or the board of directors, or the holders of not less than twenty-five percent (25%) of all voted entitled to be cast on any issue proposed to be considered at such special meeting.

Washington Anti-Takeover Law

Washington law imposes restrictions on some transactions between a corporation and significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act generally prohibits a “target corporation” from engaging in certain significant business transactions with a defined “acquiring person” for a period of five years after the acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition. This provision may have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including as applicable:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with shareholders or affiliates;

o	issue or sell stock of our subsidiaries;

o	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States (“U.S.”) federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. Subject to the terms of the indentures, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

Subject to the terms of the indentures, a holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We expect to periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We plan to issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. We may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

We expect the indentures and the debt securities to be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to any of our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Existing Debt – PPP Loan

In April 2020, we received loan proceeds of $1.6 million (the “PPP Loan”) under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) administered by the Small Business Administration (“SBA”), provides for loans to qualifying companies in amounts up to 2.5 times their average payroll expenses.

Our PPP Loan is evidenced by a promissory note, dated as of April 7, 2020 (the “Note”), between us and JPMorgan Chase Bank, N.A. (the “Lender”). The Note has a two-year term, bears interest at the rate of 0.98% per annum, and may be prepaid at any time without payment of any premium or penalty. No payments of principal or interest are due during the six-month period beginning on the date of the Note (the “Deferral Period”). The principal and accrued interest under the Note is forgivable after eight weeks if we used the PPP Loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and otherwise comply with PPP requirements. In order to obtain forgiveness of the PPP Loan, we must submit a request and provide satisfactory documentation regarding our compliance with applicable requirements. We must repay any unforgiven principal amount of the Note, with interest, on a monthly basis following the Deferral Period. We have used the proceeds of the PPP Loan for eligible purposes and intend to pursue forgiveness, although we may have taken or may in the future take action that could inadvertently cause some or all of the PPP Loan to become ineligible for forgiveness.

The Note contains customary events of default relating to, among other things, payment defaults and breaches of representations or warranties. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from us, or filing suit and obtaining judgment against us.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We plan to evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including as applicable:

●	the offering price, currency, and aggregate number of warrants offered;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●

the terms of any rights to redeem or call the warrants; any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants; the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements. We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder: (1) to cure any ambiguity in any provisions of the governing unit agreement that differ from those described below; (2) to correct or supplement any defective or inconsistent provision; or (3) to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect. We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would: (1) impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or (2) reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval: (1) if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or (2) if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

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The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement. Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell these securities directly to one or more investors. We may also sell these securities through agents designated from time to time or to or through underwriters or dealers. We may sell these securities through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

We may have agreements with the agents and underwriters to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the Nasdaq Stock Market. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the Nasdaq Stock Market may engage in passive market making transactions in securities listed on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any common stock, preferred stock, debt securities, warrants or units offered under this prospectus and any supplement hereto will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference into this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

●	Our Current Report on Form 8-K, filed with the SEC on January 15, 2021; and

●

The description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on October 15, 1999 (File No. 000-27687), including any amendments or reports for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement.

Prospective investors may obtain documents incorporated by reference into this prospectus and the applicable prospectus supplement at no cost by requesting them in writing or by telephone from us at our executive offices at:

Bsquare Corporation

1415 Western Ave, Suite 700,

Seattle, Washington 98101

(425) 519-5900

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement of which this prospectus forms a part and its exhibits. Since this prospectus may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, D.C., 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains these materials at www.sec.gov.

$25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

July 7, 2021